      As filed with the Securities and Exchange Commission on May 22, 2002

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             PETROQUEST ENERGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

              DELAWARE                                    72-1440714
    (State or Other Jurisdiction                       (I.R.S. Employer
  of Incorporation or Organization)                   Identification No.)


                     400 E. KALISTE SALOOM ROAD, SUITE 6000
                           LAFAYETTE, LOUISIANA 70508
                    (Address of Principal Executive Offices)

                                   ----------


                             PETROQUEST ENERGY, INC.
                               1998 INCENTIVE PLAN
                            (Full Title of the Plan)

                                   ----------

     Name, Address and Telephone                   Copy of Communications to:
    Number of Agent for Service:

         DANIEL G. FOURNERAT                             ROBERT G. REEDY
SENIOR VICE PRESIDENT, GENERAL COUNSEL               PORTER & HEDGES, L.L.P.
            AND SECRETARY                             700 LOUISIANA STREET
        PETROQUEST ENERGY, INC.                      HOUSTON, TEXAS 77002-2764
400 E. KALISTE SALOOM ROAD, SUITE 6000                   (713) 226-0600
      LAFAYETTE, LOUISIANA 70508
            (337) 232-7028


                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                           AMOUNT TO      PROPOSED MAXIMUM         PROPOSED
                                              BE              OFFERING        MAXIMUM AGGREGATE      AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)     PRICE PER SHARE    OFFERING PRICE(2)   REGISTRATION FEE
-------------------------------------    -------------    ----------------    -----------------   ----------------
Common Stock, par value $.001 per share   547,217(3)            $6.30             $3,447,468            $318
==================================================================================================================


(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the PetroQuest Energy, Inc. 1998 Incentive Plan (the "Plan").

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on The Nasdaq Stock Market on May 16, 2002, $6.30. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

(3) Includes one preferred share purchase right (the "Rights") for each share of Common Stock. Pursuant to Rule 457(g) of the Securities Act no separate fee is required for the Rights.

         This registration statement registers an additional 547,217 shares of Common Stock related to the 1998 Incentive Plan which are the same class as other securities for which registration statements on Form S-8, File No. 333-65401, File No. 333-52700 and File No. 333-67578 (the "Prior Registration Statements"), have been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS

  EXHIBIT
     NO.                                       DESCRIPTION
----------------                        ------------------------
       4.1        PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated
                  herein by reference to Appendix A of the Proxy Statement on
                  Schedule 14A filed April 20, 2001).

      *5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

     *23.1        Consent of Independent Public Accountants.

     *23.2        Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

     *24.1        Power of Attorney (included on signature page).

----------
* Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on this 22nd day of May, 2002.


                                 PETROQUEST ENERGY, INC.


                                 By:  /s/ Charles T. Goodson
                                     -------------------------------------------
                                                 Charles T. Goodson,
                                                Chairman of the Board,
                                         Chief Executive Officer and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                       TITLE                             DATE
               ---------                                       -----                             ----
        /s/ Charles T. Goodson            Chairman of the Board, Chief Executive Officer     May 22, 2002
--------------------------------------      and Director (Principal Executive Officer)
          Charles T. Goodson


       /s/ Alfred J. Thomas, II           President, Chief Operating Officer and Director    May 22, 2002
--------------------------------------
         Alfred J. Thomas, II


          /s/ Ralph J. Daigle                  Executive Vice President and Director         May 22, 2002
--------------------------------------
            Ralph J. Daigle


        /s/ Michael O. Aldridge           Senior Vice President, Chief Financial Officer,    May 22, 2002
--------------------------------------    Treasurer and Director (Principal Financial and
          Michael O. Aldridge                           Accounting Officer)


       /s/ William W. Rucks, IV                              Director                        May 22, 2002
--------------------------------------
         William W. Rucks, IV


         /s/ E. Wayne Nordberg                               Director                        May 22, 2002
--------------------------------------
           E. Wayne Nordberg


          /s/ Jay B. Langner                                 Director                        May 20, 2002
--------------------------------------
            Jay B. Langner

                                INDEX TO EXHIBITS


     EXHIBIT
       NO.                                  DESCRIPTION
----------------                     -----------------------
       4.1        PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated
                  herein by reference to Appendix A of the Proxy Statement on
                  Schedule 14A filed April 20, 2001).

      *5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

     *23.1        Consent of Independent Public Accountants.

     *23.2        Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

     *24.1        Power of Attorney (included on signature page).

----------
* Filed herewith.